                                    Exhibit 3

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of May 4, 2006, between TRIPOS, INC., a Utah corporation (the "COMPANY"), and the investors identified on the signature pages hereto (each an "INVESTOR" and, collectively, the "INVESTORS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company securities of the Company as more fully described in this Agreement, all pursuant to the terms set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "ACTION" means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "ARTICLES OF AMENDMENT" has the meaning set forth in Section 2.2(a).

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

                  "BENEFIT PLAN" has the meaning set forth in Section
3.1(y)(ii).

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of the purchase and sale of the Securities pursuant to Article II.

                  "CLOSING DATE" means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "COMPANY COUNSEL" means Snell & Willmer LLP and Hogan & Hartson LLP.

                  "COMPANY DELIVERABLES" has the meaning set forth in Section 2.2(a).

                  "CONTINGENT LIABILITY" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

                  "DEBT" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (a) are capitalized in accordance with GAAP or (b) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

                  "DISCLOSURE MATERIALS" has the meaning set forth in Section 3.1(h).

                  "EFFECTIVE DATE" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA GROUP" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 3.1(p).

                  "INVESTOR DELIVERABLES" has the meaning set forth in Section 2.2(b).

                  "INVESTOR PARTY" has the meaning set forth in Section 4.6.

                  "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

                  "LOSSES" has the meaning set forth in Section 4.6.

                  "MATERIAL ADVERSE EFFECT" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole.

                  "NEW YORK COURTS" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

                  "PBGC" means the Pension Benefit Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED LIENS" means: (a) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (b) liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company or a Subsidiary; (d) liens imposed by law, such as mechanics', workers', materialmens', carriers' or other like liens arising in the ordinary course of business of the Company or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) liens existing on the Closing Date, and described on Schedule 3.1(o); (f) purchase money security interests or liens for the purchase of fixed assets to be used in the business of the Company or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; and (i) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company's real property which do not materially interfere with the use of such property.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PLAN" means at any time an employee pension plan benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

                  "PREFERRED SHARES" means shares of the Series C Preferred Stock of the Company, par value $.01 per share

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares and the Warrant Shares.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit C hereto.

                  "REQUIRED MINIMUM" means, as of any date, the aggregate number of shares of

Common Stock then issuable pursuant to the Transaction Documents; provided, however, that for so long as the Preferred Shares or Warrants remain outstanding, the Required Minimum shall not be fewer than 2,502,500 less the aggregate number of Underlying Shares and Warrant Shares issued from time to time hereunder.

                  "RESTRICTED PAYMENT" means, with respect to any Person, (a) payments made in redemption of the securities of such Person and (b) any management, consulting or other similar fees, or any interest thereon, payable by such Person to any affiliate of such Person (other than the Company) or to any other Person other than an unrelated third party, other than pursuant to agreements in existence on the date hereof; provided, however, that Restricted Payments shall not include any management, consulting or other similar fees, or any interest thereon, payable pursuant to consulting agreements with consultants of the Company entered into after the date hereof which are approved by the Board of Directors of the Company.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC REPORTS" has the meaning set forth in Section 3.1(h).

                  "SECURITIES" means the Preferred Shares and the Warrants.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSEQUENT PLACEMENT" has the meaning set forth in the
Section 4.3.

                  "SUBSEQUENT PLACEMENT NOTICE" has the meaning set forth in the
Section 4.3.

                  "SUBSIDIARY" means any subsidiary of the Company included in the SEC Reports.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market,

OTC Bulletin Board, or "pink sheets" on which the Common Stock is listed or quoted for trading on the date in question.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Preferred Shares.

                  "WARRANTS" means the Common Stock purchase warrant in the form of Exhibit D which is issuable to each Investor at the Closing.

                  "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the number of Preferred Shares set forth opposite each Purchaser's name on Exhibit A hereto at a purchase price of $3.00 per share. In consideration of such purchase, each Purchaser shall also receive a Warrant to purchase the number of shares set forth opposite such Purchaser's name on Exhibit A hereto. The Closing shall take place at the offices of Foley Hoag LLP, counsel for the Investor, World Trade Center West, Boston, MA 02216 on the Closing Date or at such other location or time as the parties may agree.

         2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the "COMPANY DELIVERABLES"):

                           (i) a certified copy of the Articles of Amendment
authorizing the Preferred Shares in the form of Exhibit B hereto (the "ARTICLES OF AMENDMENT") filed with the Utah Department of Commerce, Division of Corporations and Commercial Code;

                           (ii) a certificate for the Preferred Shares
registered in the name of the Investor;

                           (iii) a Warrant registered in the name of the
Investor;

                           (iv) the legal opinion of Company Counsel, in agreed
form, addressed to the Investors;

                           (v) the Registration Rights Agreement, duly executed
by the Company; and

                           (vi) any other documents reasonably requested by such
Investor.

                  (b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the "INVESTOR DELIVERABLES"):

                           (i) the purchase price for its Securities in United
States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

                           (ii) the Registration Rights Agreement, duly executed
by the Investor.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

                  (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in
Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                  (b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation in any material respect of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are each duly qualified to conduct its business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (d) No Conflicts. Except as disclosed in Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. Except as disclosed in
Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Sections 4.6 and 4.9, and (iv) those that have been made or obtained prior to the date of this Agreement.

                  (f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock initially issuable upon conversion of the Preferred Shares and upon exercise of the Warrants, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

                  (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is specified in Schedule 3.1(g). Except as specified in
Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. Except as disclosed in
Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement (if any), the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their dates (as amended, where applicable), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (as amended, where applicable) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and other equity compensation arrangements. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. Except as disclosed in Schedule 3.1(j), to the knowledge of the Company, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. There is no Action in the name of or on behalf of the Company's stockholders. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (l) Compliance. Except as disclosed in Schedule 3.1(l) or in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

                  (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their businesses and good and valid title in all personal property owned by them that is material to their businesses, in each case free and clear of all Liens, except for Permitted Liens and Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. A list of existing Liens is provided on Schedule 3.1(n) hereto (which shall constitute "Permitted Liens" under clause (e) of the definition of such term).

                  (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or disclosed in Schedule 3.1(p), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is currently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (q) Internal Accounting Controls. Except as set forth in the SEC Reports or disclosed in Schedule 3.1(q), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with
Item 307 of Regulation S-K under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "EVALUATION DATE"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal controls that would be required to be disclosed pursuant to
Item 308(c) of Regulation S-K under the Exchange Act or, to the Company's knowledge, in other factors that would reasonably be expected to have a Material Adverse Effect on the Company's internal controls.

                  (r) Certain Fees. Except as specified in Schedule 3.1(r), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (s) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Preferred Shares and Warrants by the Company to the Investors under the Transaction Documents. Except as disclosed in Schedule 3.1(s), the

Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (t) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as specified in Schedule 3.1(t), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. Except as specified in Schedule 3.1(t), the issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, and immediately upon receipt and application of the purchase price for the Securities at Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of actions by the Investors and the Company to fulfill their obligations or exercise their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Investors' ownership of the Securities.

                  (w) Disclosure. The Company has provided the Investors with all applicable or relevant documents and information that the Investors have requested in writing. True and complete copies of all documents listed in the Schedules to this Agreement have been made available or provided to the Investors. No representation or warranty of the Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

                  (x) Compliance with ERISA. (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                           (ii) The benefit plans not covered under clause (a)
above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

                           (iii) No Benefit Plans have any unfunded liabilities,
either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or would reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

                  (y) Absence of Any Undisclosed Financial Liabilities. Except for (i) those liabilities provided for in the Company's financial statements (including footnotes thereto), (ii) liabilities disclosed on Schedule 6.2(c) and
(ii) other indebtedness incurred in the ordinary course of business since the date of its most recent SEC Report, the Company has no indebtedness or other financial liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

         3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

                  (a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The purchase of the Securities by such Investor has been duly authorized by such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrant it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

                  (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

                  [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) At the request of an Investor, the Company shall use its reasonable best efforts to cause certificates evidencing Underlying Shares and Warrant Shares not to contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Underlying Shares or Warrant Shares is then effective, or (ii) following a sale or transfer of such securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such securities are eligible for sale under Rule 144(k).

         4.2 Furnishing of Information. As long as any Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Subsequent Securities Offerings.

                  (a) Prior to (i) the first year anniversary of the Effective Date, (ii) the date that the Preferred Shares have been converted entirely into Common Stock, or (iii) consummation of an Event, as defined in Section 3(c) of the Articles of Amendment, whichever is first to occur, in the event the Company, directly or indirectly, offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any Common Stock or Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents in exchange for cash or cash equivalents in a capital-raising transaction (such offer, sale, grant, disposition or announcement being referred to as "SUBSEQUENT PLACEMENT"), the Company shall deliver to each Investor a written notice (each, a "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which specifies in reasonable detail all of the material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers, if any, with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. Each Investor shall have until 6:30 p.m. (New York City time) on the fifth Trading Day after its receipt of the Subsequent Placement Notice to notify Company of its intention to provide, subject to completion of mutually acceptable documentation, all of such financing on the same terms as set forth in the Subsequent Placement Notice. In the event that the Investors do not timely elect to provide the entire financing subject to the Subsequent Placement Notice and the Company shall not have consummated the portion of the Subsequent Placement for which such elections shall not have been so made on the terms and to the Persons specified in the Subsequent Placement Notice within 90 days following the expiration of the time to so elect, the Company shall provide each Investor with a second Subsequent Placement Notice and each Investor will again have the right of first refusal set forth in this Section. If the Investors indicate in the aggregate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Investor will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount of all such proceeds equal to such Investor's pro rata portion of all Preferred Shares purchased hereunder.

                  (b) The Company's obligations under this Section 4.3 shall not apply to any grant or issuance by the Company of any of the following: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement, (ii) the issuance of Common Stock or the grant of options or warrants for Common Stock under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or approved by the Company and its stockholders in the future, (iii) the issuance of Common Stock Equivalents in connection with a merger, acquisition or other business combination or strategic partnering or joint venture transaction or the exercise or conversion of such securities, (iv) the issuance of Common Stock Equivalents in connection with the settlement of claims which are the subject of law suits, arbitrations and similar proceedings or the conversion or exercise of such securities, or (v) the issuance of warrants for Common Stock to equipment lessors in connection with capital lease transactions or the exercise of such warrants.

         4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

         4.5 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Preferred Shares and its exercise obligations under the Warrants. If on any date the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of (i) Underlying Shares, as the case may be, issuable upon conversion in full of the Preferred Shares or (ii) Warrant Shares, as the case may be, issuable upon exercise in full of the Warrants, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company's articles of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares and Warrant Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's articles of incorporation or other organizational document to evidence such increase.

         4.6 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "INVESTOR PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Notwithstanding the foregoing, the Company's aggregate obligations under this Section 4.6 shall not exceed the sum of $5,500,000.

         4.7 Non-Public Information. The Company agrees to make management available to the Investors for periodic updates on progress with respect to material transactions provided the Investors shall have executed a written agreement regarding the confidentiality and use of such information, and, provided further, that the Investors may at any time waive the right to receive such periodic updates.

         4.8 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Underlying Shares and Warrant Shares, and will take such other action as is necessary to cause the Underlying Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the

Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.9 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not to redeem any Common Stock or Common Stock Equivalents.

         4.10 Board Observer Rights. If a "Deemed Liquidation" as defined in the Articles of Amendment shall not have occurred by the first anniversary of the Closing Date, the Investors shall collectively be entitled to designate one person to attend all meetings of the Company's Board of Directors, the Audit Committee (excluding, however, executive sessions of the Audit Committee) of the Board of Directors and any Executive Committee of the Board of Directors that may hereafter be created in a nonvoting observer capacity and, in this respect, the Company shall give such designee copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such designee shall enter into a written confidentiality agreement and agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such designee from any meeting or portion thereof if access to such information or attendance at such meeting could, in the reasonable determination of the Chairman or the applicable Committee Chair, adversely affect the availability of any attorney-client privilege, result in disclosure of trade secrets or result in a conflict of interest with the Investors. The designee may at any time waive the right to attend the meetings and receive the materials specified in this Section 4.10.

                                   ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions Precedent to the Obligations of an Investor to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

                  (b) Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (c) Officer's Certificate. A certificate executed by a duly authorized officer of the Company certifying that all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of the Closing Date, and all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with in all material respects;

                  (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect;

                  (f) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

                  (g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

         5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

                  (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

                  (d) Investors Deliverables. Each Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b).

                                   ARTICLE VI.
                        NEGATIVE COVENANTS OF THE COMPANY

         The Company hereby agrees that, from and after the date hereof until the date that the Securities shall no longer be outstanding, the Company shall be bound according to the restrictions set forth in each of following negative covenants unless any such restriction shall have been expressly waived in writing by the Investors:

         6.1 Restricted Payments and Dividends. The Company shall not make any Restricted Payment. So long as any of the Securities are outstanding, the Company shall not declare, pay or make any provision for any cash dividend or cash distribution with respect to the Common Stock or preferred stock of the Company, without first obtaining the approval of the Investors.

         6.2 Debt. Neither the Company nor any Subsidiary shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt aggregating in excess of $1,500.000 except (a) Debt in an aggregate amount equal to the sum of the amount outstanding and the amount available to the Company under its existing credit facilities, as shown on Schedule 6.2(a), (b) trade payables incurred and paid in the ordinary course of business, (c) Contingent Liabilities in existence on the date hereof, as shown on Schedule 6.2(c), (d) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, and (e) Debt incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, capital lease obligation or otherwise), provided that such Debt is incurred simultaneously with such acquisition.

         6.3 Amendment of Organizational Documents. The Company shall not permit any amendment to its articles of incorporation so as to adversely affect the rights or privileges granted under the Preferred Shares.

         6.4 Transactions with Affiliates. The Company shall not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except on terms no less favorable than terms that could be obtained by the Company from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1 Fees and Expenses. At the Closing, the Company shall pay to the Investors an amount equal to its aggregate expenses for legal services, travel and third party research services incurred in connection with the Transaction Documents, not to exceed $50,000 in the aggregate without the prior written consent of the Company. Except as specified in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Preferred Shares and Warrants.

         7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:      Tripos, Inc.
                                 1699 South Hanley Road
                                 St. Louis, Missouri  63144-2319
                                 Facsimile:  (314) 647-8108
                                 Attention:  Chief Financial Officer

         With a copy to:         Hogan & Hartson LLP
                                 111 South Calvert Street
                                 Baltimore, Maryland  21202
                                 Facsimile: (410) 539-6981
                                 Attention:  Henry D. Kahn, Esq.

         If to an Investor:      Midwood Capital Management, LLC
                                 575 Boylston Street, 4th Floor
                                 Boston, Massachusetts  02116

         With a copy to:         Foley Hoag LLP

                                 155 Seaport Boulevard
                                 Boston, Massachusetts  02210
                                 Facsimile: (617) 832-7000
                                 Attention:  Peter M. Rosenblum, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and all Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors."

         7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

         7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         7.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of two years.

         7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         7.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

         7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.

         7.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.16 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their authorized signatories as of the date first indicated above.

                             TRIPOS, INC.


                             By: /s/ John D. Yingling
                                 -----------------------------
                                 Name: John D. Yingling
                                 Title: Vice President, Chief Accounting Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their authorized signatories as of the date first indicated above.



                       MIDWOOD CAPITAL PARTNERS, L.P.


                       By Midwood Capital Management LLC, its general partner


                       By: /s/ Ross DeMont
                           -----------------------------------
                       Name:    Ross DeMont
                       Title:  Manager


                       MIDWOOD CAPITAL PARTNERS QP, L.P.


                       By Midwood Capital Management LLC, its general partner

                       By: /s/ Ross DeMont
                           -----------------------------------
                       Name: Ross DeMont
                       Title:  Manager

                                    EXHIBIT A

                              Schedule of Investors

Investor                                          Preferred Shares
--------                                          ----------------
MIDWOOD CAPITAL PARTNERS, L.P.                    815,742

MIDWOOD CAPITAL PARTNERS QP, L.P.                 1,017,591

Warrant Holder                                    Shares Underlying Warrant
--------------                                    -------------------------
MIDWOOD CAPITAL PARTNERS, L.P.                    244,723

MIDWOOD CAPITAL PARTNERS QP, L.P.                 305,277